UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2004

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction		(IRS Employer
of Incorporation)	(Commission File Number)	Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.
SIGNATURES

Item 4.01. Change in Registrant’s Certifying Accountant.

     (b) Black Box Corporation (the “Company”) has engaged BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm effective as of October 28, 2004. During the two most recent fiscal years ended March 31, 2004 and March 31, 2003, and through October 28, 2004, the Company has not consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

     The selection of BDO as the Company’s independent auditors was made by the Audit Committee of the Board of Directors of the Company.

     BDO is expected to review the Company’s consolidated financial statements for the quarter ending January 1, 2005 and audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2005.

     The Company requested that BDO review the disclosure set forth in this Current Report on Form 8-K and provided BDO with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) containing any new information, clarification of the Company’s expression of its views or the respects in which it does not agree with the statements made by the Company. BDO has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK BOX CORPORATION
Date: November 2, 2004	By:	/s/ Michael McAndrew
Michael McAndrew
Chief Financial Officer, Treasurer and Principal Accounting Officer